THE CLASSICA GROUP, INC.


                                    AMENDMENT
                                       TO
               1998 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN


         THIS AMENDMENT TO THE CLASSICA GROUP, INC.'S (the "Company") 1998 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN (the "Plan") is effective as of the 17th day of September 2002 pursuant to a resolution by the Board of Directors.

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to increase the number of shares reserved for issuance under the Plan; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to expand the definition of "employees" contained within the Plan.

         NOW, THEREFORE, the 1998 Incentive and Non-Qualified Stock Option Plan is hereby amended as follows:

1. The Plan is hereby amended to insert therein after all references to "employees" the following phrase: "directors and officers of, and consultants to, the Corporation."

2. Paragraph 5 of the Plan is hereby amended to increase the number of shares reserved for issuance under the Plan by 650,000 to 1,450,000.

3. All other terms and conditions of the Stock Option Plan not otherwise affected by the amendments set forth herein shall remain in full force and effect.